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                                                                    EXHIBIT 23.5

                       CONSENT OF HUDDLESTON & CO., INC.

     We hereby consent to the references to us under the headings "Prospectus Summary -- Summary Natural Gas and Oil Reserve Data," "Business -- Natural Gas and Oil Reserves" and "Experts" in the Prospectus constituting part of this Registration Statement of Form S-1 of The Houston Exploration Company, dated July 1996.

                                            Very truly yours,

                                            HUDDLESTON & CO., INC.

                                            By: /s/  PETER D. HUDDLESTON
                                            ------------------------------------
                                                   Peter D. Huddleston, P.E.
                                                           President

July 3, 1996

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